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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in Laser Vision Centers, Inc.'s Annual Report on Form 10-K for the fiscal year ended April 30, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri
February 19, 2002